EXHIBIT 99.1



FOR IMMEDIATE RELEASE

For additional information contact:

Teresa M. Gyulafia                                      Jeanne Prayther
Director of Marketing Communications                    Chief Financial Officer
+ 1-561-981-2119                                        + 1-561-981-2004
tgyulafia@daleen.com                                    jprayther@daleen.com
--------------------                                    --------------------


             DALEEN ANNOUNCES BOARD APPROVAL OF REVERSE STOCK SPLIT Preliminary Proxy Outlines Company's Proposal to Go Private


     BOCA RATON,  Fla. - January 28, 2004 - Daleen  Technologies,  Inc.  (OTCBB:
DALN.OB) (the "Company" or "Daleen"), a global provider of licensed and outsourced billing and customer management, operational support systems (OSS) and revenue assurance solutions for traditional and next generation service providers, today announced that its Board of Directors has unanimously approved a 1-for-500 reverse stock split of the Company's Common Stock. The Board unanimously recommends that the Company's stockholders approve the reverse split. If the reverse split is approved and implemented, the Company expects to have less than 300 stockholders of record, which would enable the Company to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934 and go private. As a private company, Daleen would no longer be required to file periodic reports and other information with the Securities and Exchange Commission (the "SEC").

     "At this point in our evolution, being a public company simply does not provide the requisite value to Daleen or its stockholders," said Gordon Quick, president and CEO of Daleen. "These actions will significantly reduce the amount of time and money we are currently spending to comply with SEC reporting requirements, and allow us to more appropriately focus those resources on the long-term goals of our business. We expect a substantial decrease in professional fees, insurance, accounting costs, and printing and mailing costs."

     Daleen has filed a preliminary proxy statement and Schedule 13E-3 outlining the reverse split and going private transaction with the SEC. The proposed reverse split is subject to the affirmative vote by the holders of a 66 2/3% majority of the outstanding voting power of the holders of Daleen Common Stock and Series F Preferred Stock, voting together as a single class. In addition, Daleen is seeking approval of the reverse split by an affirmative vote by the holders of a majority of the outstanding shares of Common Stock. The Company's Board of Directors will retain discretion whether or not to implement the reverse split for up to 90 days following the date of stockholder approval.

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     If the reverse  split is approved  and  implemented,  stockholders  holding fractional shares after the reverse split will receive a cash payment equal to $.30 per pre-split share of Daleen Common Stock in lieu of fractional shares. Stockholders holding less than 500 shares of Daleen Common Stock before the reverse split will be cashed out at the same rate and will have no further equity interest in the Company.

     Solicitation of the Company's stockholders with respect to the proposed reverse split will be made pursuant to a definitive proxy statement to be mailed to the Company's stockholders. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully because these documents will contain important information about the reverse split and information concerning the record date and time, as well as the date and place of the special meeting of the Company's stockholders to vote on the proposed split.

About Daleen

Daleen Technologies, Inc. is a global provider of high performance billing and customer care, OSS revenue assurance software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen's solutions utilize advanced technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. Core products include its RevChain(R) billing and customer management software, Asuriti(TM) event management and revenue assurance software, and BillingCentral(R) ASP outsourcing services. More information is available at www.daleen.com.

Information with Respect to Forward-Looking Statements. Statements in this release may be considered "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward- looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include business concentration; the Company's ability to continue as a going concern; the Company's ability to successfully implement its aggregation strategy; the
Company's   inability  to  achieve   profitability;   customers'  and  potential
customers' market position and lack of financial resources; the costs and success of the Company's international expansion; the ability of the Company to develop and protect its intellectual property; the Company's relationship with third party software vendors and service providers; competition; the Company's ability to retain senior management and other key personnel; low price and volatility of the Company's common stock and the impact of the delisting from The Nasdaq SmallCap Market; the on-going securities class action against the Company; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company's most recent SEC filings including its 2003 Annual Meeting Proxy Statement and the most recently filed Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements in this news release.

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(C)Daleen  Technologies,  Inc.  All rights  reserved.  Daleen,  the Daleen logo,
RevChain, Asuriti, and BillingCentral are trademarks, or service marks, of Daleen Technologies, Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.